As filed with the Securities and Exchange Commission on December 10, 1996.
                          Registration No. ____________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                            PROMUS HOTEL CORPORATION
               (Exact name of issuer as specified in its charter)

          Delaware                                               62-1596939
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               755 Crossover Lane
                            Memphis, Tennessee 38117
                                 (901) 374-5000
       (Address, including zip code, and telephone number, of registrant's principal executive offices)

                            PROMUS HOTEL CORPORATION
                         BONUS REPLACEMENT OPTIONS PLAN
                            (Full title of the plan)

             Ralph B. Lake                                  Copy to:
Senior Vice President and General Counsel
        Promus Hotel Corporation                        Laura G. Thatcher
           755 Crossover Lane                             Alston & Bird
        Memphis, Tennessee 38117                1201 West Peachtree Street, N.W.
             (901) 374-5000                       Atlanta, Georgia 30309-3424
(Name, address, including zip code, and                  (404) 881-7546
   telephone number, including area code,
   of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                 Proposed         Proposed
                                                 Maximum          Maximum          Amount of
   Title of Securities        Amount to       Offering Price     Aggregate        Registration
    to be Registered       be Registered (1)  Per Share (2)   Offering Price (2)      Fee
----------------------------------------------------------------------------------------------
Common Stock, $0.10 par    3,000,000 shares      $31.69         $95,070,000        $28,809.09
value
----------------------------------------------------------------------------------------------

(1) This registration statement also covers any additional units that may hereafter be granted as a result of the adjustment and anti-dilution provisions of the registrant's Bonus Replacement Options Plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on December 5, 1996.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents constituting Part I of this registration statement will be sent or given to participants in the Promus Hotel Corporation Bonus Replacement Options Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Annual Report on Form 10-K of Promus Hotel Corporation (the "Company") for the fiscal year ended December 31, 1995.

     (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1995.

     (3) The description of common stock contained in the Company's registration statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     The validity of the securities registered hereby has been passed upon for the Company by Ralph B. Lake, Secretary and General Counsel to the Company.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The General Corporation Law of Delaware also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

     Article Tenth of the Certificate of Incorporation of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by the Delaware General Corporation law.

     The Company has entered into Indemnification Agreements with its directors, executive officers and certain other officers. Generally, the Indemnification Agreements provide that the Company will indemnify such persons against any and all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect to such expenses, judgments, fines, penalties or amounts paid in settlement) of any Claim by reason of (or arising in part out
of) an Indemnifiable Event. "Claim" is defined as any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether conducted by the Company or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other. "Indemnifiable Event" is defined as any event or occurrence related to the fact that the indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company, or is or was serving at the request of the Company or a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the indemnitee in any such capacity. Notwithstanding the foregoing, (i) the obligations of the Company shall be subject to the condition that the reviewing party (as defined) shall not have determined (in a written opinion, in any case in which special, independent counsel is involved) that the indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an expense advance shall be subject to the condition that, if, when and to the extent that the reviewing party determines that the indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the indemnitee (who has agreed to reimburse the Company for any amounts theretofore paid; provided, that if the indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the indemnitee should be indemnified under applicable law, any determination made by the reviewing party that the indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the indemnitee shall not be required to reimburse the Company for any expense advance until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed).

     Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under
Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Certificate of Incorporation of the Company eliminates the liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The exhibits listed in the Exhibit Index are included as part of this registration statement.

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's certificate of incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 10th day of December, 1996.

                                       PROMUS HOTEL CORPORATION


                                       By: /s/ Ralph B. Lake
                                           -------------------------------------
                                           Ralph B. Lake
                                           Secretary and General Counsel

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Donald H. Dempsey, Jeffery M. Jarvis and Ralph B. Lake, any or whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their respective capacities with the registrant on the dates indicated.

       Signature                 Capacity                           Date
       ---------                 --------                           ----


/s/ U. BERTRAM ELLIS, JR.       Director                       December 9, 1996
----------------------------
U. Bertram Ellis, Jr.


/s/ DEBRA J. FIELDS             Director                       December 9, 1996
----------------------------
Debra J. Fields

/s/ CHRISTOPHER W. HART         Director                       December 9, 1996
----------------------------
Christopher W. Hart


/s/ C. WARREN NEEL              Director                       December 9, 1996
----------------------------
C. Warren Neel


/s/ BEN C. PETERNELL            Director                       December 9, 1996
----------------------------
Ben C. Peternell


/s/ MICHAEL D. ROSE             Director and Chairman          December 9, 1996
----------------------------
Michael D. Rose


/s/ MICHAEL I. ROTH             Director                       December 9, 1996
----------------------------
Michael I. Roth


/s/ RAYMOND E. SCHULTZ          Director, President            December 9, 1996
----------------------------    and Chief Executive Officer
Raymond E. Schultz


/s/ JAY STEIN                   Director                       December 9, 1996
----------------------------
Jay Stein


/s/ DAVID C. SULLIVAN           Director,                      December 9, 1996
----------------------------    Executive Vice President
David C. Sullivan               and Chief Operating Officer


/s/ RONALD TERRY                Director                       December 9, 1996
Ronald Terry


/s/ DONALD H. DEMPSEY           Chief Financial Officer        December 9, 1996
----------------------------
Donald H. Dempsey


/s/ JEFFERY M. JARVIS           Controller and                 December 9, 1996
----------------------------    Chief Accounting Officer
Jeffery M. Jarvis

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                  Description
--------------                  -----------

      4.1 Amended and Restated Certificate of Incorporation of the Company dated June 30, 1995 (incorporated by reference from The Promus Companies Incorporated Proxy Statement, Annex II-A, dated April 25, 1995, File No. 1-10410).

      4.2 Bylaws of the Company, as amended and restated, dated May 26, 1995 (incorporated by reference from the Company's Annual Report on Form 10-K, for the year ended December 31, 1995, filed March 12, 1996, File No. 1-11463).

      4.3 Form of Rights Agreement, dated as of June 30, 1995, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference from the Company's Form 8-A, filed June 6, 1995, File No. 1-11463).

       5 Opinion of Counsel as to the legality of the securities being registered.

     23.1 Consent of Counsel (contained in the opinion filed as Exhibit 5 hereof).

     23.2            Consent of Independent Public Accountants.

      24 Power of Attorney (included on the signature pages contained in Part II hereof).